UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 3, 2011

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This filing is being made include the Broker Non-Votes for Items 1 and 4 below that were inadvertently omitted from the previously filed Form 8-K earlier today.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2011 Annual Meeting (the “Annual Meeting”) of Shareholders was held on
May 3, 2011 in Rutland, Vermont.  The final voting results for the proposals submitted for a vote of shareholders at the Annual Meeting are set forth below.

Item 1 required the affirmative vote of a plurality (nominees receiving the greatest number of votes will be elected at a meeting at which a quorum is present) of the votes cast by the shares entitled to vote.  The shareholders elected the following nominees:

Nominee for Director elected whose term will expire in year 2012.

Name	Votes FOR	Votes WITHHELD	BROKER NON-VOTE
Robert B. Johnston	9,037,460	505,204	2,032,245

Nominees for Director elected whose terms will expire in year 2014.

Name	Votes FOR	Votes WITHHELD	BROKER NON-VOTE
Lawrence J. Reilly	9,220,095	322,569	2,032,245
Elisabeth B. Robert	9,189,502	353,162	2,032,245
Douglas J. Wacek	9,147,329	395,335	2,032,245

Item 2 required the affirmative vote of holders of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting.  The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for fiscal year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
11,182,301	337,387	55,221

Item 3 required the affirmative vote of holders of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting.  The shareholders approved, on an advisory basis, the advisory vote on executive compensation.  The voting results are as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
6,449,139	2,629,729	463,786	2,032,255

Item 4 required the affirmative vote of holders of a majority of the votes cast on the proposal in person or by proxy and entitled to vote at the Annual Meeting.  The shareholders approved, on an advisory basis, the holding of an advisory vote on executive compensation every year.  The voting results are as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTE
4,732,228	152,850	4,141,307	472,271	2,076,253

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Dale A. Rocheleau Dale A. Rocheleau Senior Vice President, General Counsel and Corporate Secretary
May 6, 2011